                                                                Exhibit 99.1

[RGA logo]

                                             For further information, contact
                                             Jack B. Lay
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (636) 736-7439

FOR IMMEDIATE RELEASE
---------------------

                    REINSURANCE GROUP OF AMERICA REPORTS
                    ------------------------------------
                            FIRST-QUARTER RESULTS
                            ---------------------

     ST. LOUIS, April 24, 2006 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the first quarter of $69.1 million, or $1.10 per diluted share, compared to $66.6 million, or $1.04 per diluted share in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased 13 percent to $68.5 million, or $1.09 per diluted share, from $60.4 million, $0.95 per diluted share in the year-ago quarter. First-quarter net premiums rose 10 percent, to $992.4 million, from $901.8 million a year ago. Net investment income totaled $186.9 million versus $157.1 million the year before.

     A. Greig Woodring, president and chief executive officer, commented, "On a consolidated basis, bottom-line results were strong, while operating segment results were mixed. The U.S. segment reported good results with pre-tax net income totaling $80.3 million for the quarter versus $68.5 million in the prior-year quarter. Pre-tax operating income rose 38 percent to $82.5 million from $59.7 million the year before. Mortality experience for the quarter was within our range of expectations contrasted with poor mortality experience in the prior-year quarter. Net premiums rose 8 percent to $613.3 million from $568.0 million. We expect that rate of increase to move up slightly as we progress through the year.

     "For the quarter, our Canada operations reported pre-tax net income of $8.4 million compared to $15.7 million a year ago. Pre-tax operating income was down 43 percent to

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$8.6 million from $15.0 million. Mortality experience was worse than expected, after having been favorable for eight consecutive quarters. Net premiums increased 28 percent to $94.4 million from $73.8 million. Current quarter net premiums and pre-tax operating income benefited from a favorable currency exchange rate relative to the prior year by approximately $5.5 million and $0.1 million, respectively.

         "Other International operations, which include our Asia Pacific and Europe and South Africa segments, were mixed with weaker-than-expected results in Asia Pacific more than offset by stronger-than-expected results in Europe and South Africa. Asia Pacific reported pre-tax net income of $6.6 million compared with pre-tax net income of $2.9 million in the year-ago quarter. Pre-tax operating income increased to $6.6 million from $3.0 million. Mortality in the current quarter was adverse, most notably in South Korea, while the prior-year quarter reflected poor mortality experience in Japan. Such mortality variances are not unusual. Outside of South Korea, results in Asia Pacific were generally in line with our expectations. Net premiums increased 18 percent to $139.2 million from $118.2 million. Foreign currency fluctuations relative to prior year adversely affected net premiums and pre-tax operating income by approximately $5.8 million and $0.6 million, respectively.

         "Bottom-line results in Europe and South Africa were very good, driven by positive mortality experience in all locations. Pre-tax net income and pre-tax operating income each totaled $14.8 million compared to $14.5 million a year ago, when results were quite strong. Net premiums increased 3 percent for the quarter to $145.2 million. This moderation in the rate of growth reflects a slowdown in the underlying UK life insurance market and adverse currency exchange trends in the British pound. Foreign currency exchange fluctuations adversely affected net premiums and pre-tax operating income by approximately $9.7 million and $1.2 million, respectively."

         Woodring concluded, "We are off to a good start in 2006. The competitive environment around the world continues to support rational pricing and we continue to steadily increase our market share and base of business in many of our key markets."

         Effective this quarter, the company changed its method of allocating capital to its segments from a method based upon regulatory capital requirements to one based upon underlying economic capital levels. This approach is based upon a more detailed, internally

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developed risk capital model that management believes better captures the unique risks inherent in each segment's business. The primary effect of the change relates to the amount of net investment income and capital charges that are allocated to the segments. This change does not affect the company's consolidated financial results. To enhance comparability, the previously reported prior-period segment results have been adjusted to reflect this new allocation.

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable May 26 to shareholders of record as of May 5.

         A conference call to discuss the company's first-quarter results will begin at 9 a.m. Eastern Time on Tuesday, April 25. Interested parties may access the call by dialing 800-231-9012 (domestic) or 719-457-2617 (international). The access code is 8243986. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through May 2 at 888-203-1112 (domestic) or 719-457-0820, access code 8243986.

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest global providers of life reinsurance. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, China, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.8 trillion of life reinsurance in force, and assets of $16.6 billion. MetLife, Inc. is the beneficial owner of approximately 53 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project,"

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"estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition,
(3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities,
(16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries,
(18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20)

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changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net realized capital gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
           Reconciliation of Net Income From Continuing Operations
                             to Operating Income
                           (Dollars in thousands)

                                                Three Months Ended
                                                     March 31,
                                                -------------------

                                                  2006        2005
                                                  ----        ----

GAAP net income-continuing operations           $70,580     $67,264
Investment related (gains)/losses                  (561)     (2,732)
Change in value of embedded derivatives          (2,959)    (14,664)
DAC offsets for embedded derivatives and
 investment related (gains)/losses, net           1,394      10,553
                                                -------------------
   Operating income                             $68,454     $60,421




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         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                           (Dollars in thousands)

(Unaudited)                     Three Months Ended March 31, 2006

                                   Investment    Change in
                         Pre-tax     related      value of      Pre-tax
                           net      (gains)/      embedded     operating
                         income      losses,    derivatives,    income
                         (loss)        net           net        (loss)
                         -------   ----------   ------------   --------
U.S. Operations:
 Traditional            $ 69,399    $ 1,229       $    --      $ 70,628
 Asset Intensive           7,283      2,720(1)     (1,795)(2)     8,208
 Financial Reinsurance     3,654         --            --         3,654
                        -------------------------------------------------
  Total U.S.              80,336      3,949        (1,795)       82,490

Canada Operations          8,431        199            --         8,630

Asia Pacific Operations    6,614        (15)           --         6,599
Europe & South Africa     14,797        (34)           --        14,763
                        ------------------------------------------------
  Other Intl Operations   21,411        (49)           --        21,362

Corporate & Other         (1,978)    (5,344)           --        (7,322)
                        -------------------------------------------------
Consolidated            $108,200    $(1,245)      $(1,795)     $105,160
                        =================================================

(1) Asset Intensive is net of $(613) DAC offset.
(2) Asset Intensive is net of DAC offsets of $2,757 included in change in deferred acquisition cost associated with change in value of embedded derivative.


                               Three Months Ended March 31, 2005

                                   Investment    Change in
                         Pre-tax     related      value of      Pre-tax
                           net      (gains)/      embedded     operating
                         income      losses,    derivatives,    income
                         (loss)        net           net        (loss)
                         -------   ----------   ------------   --------
U.S. Operations:
 Traditional            $ 49,488     $ 1,031      $    --       $50,519
 Asset Intensive          15,702      (2,989)(1)   (6,853)(2)     5,860
 Financial Reinsurance     3,306           2           --         3,308
                        -----------------------------------------------
  Total U.S.              68,496      (1,956)      (6,853)       59,687

Canada Operations         15,662        (635)          --        15,027

Asia Pacific Operations    2,910          47           --         2,957
Europe & South Africa     14,513         (14)          --        14,499
                        -----------------------------------------------
  Other Intl Operations   17,423          33           --        17,456

Corporate & Other         (1,046)       (894)          --        (1,940)
                        -----------------------------------------------
Consolidated            $100,535     $(3,452)     $(6,853)      $90,230
                        ===============================================

(1) Asset Intensive is net of $527 DAC offset
(2) Asset Intensive is net of DAC offsets of $15,708 included in change in deferred acquisition cost associated with change in value of embedded derivative.

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  REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
          Condensed Consolidated Statements of Income
                    (Dollars in thousands)

                                              Three Months Ended
(Unaudited)                                        March 31,
-------------------------------------------------------------------
                                              2006          2005
                                              ----          ----

Revenues:
  Net premiums                             $  992,442    $  901,820
  Investment income, net of
    related expenses                          186,941       157,053
  Investment related gains, net                   632         3,979
  Change in value of embedded derivatives       4,552        22,561
  Other revenues                               14,530        10,803
                                           ------------------------
     Total revenues                         1,199,097     1,096,216

Benefits and expenses:
  Claims and other policy benefits            811,513       738,053
  Interest credited                            61,529        55,053
  Policy acquisition costs and other
    insurance expenses                        151,804       143,976
  Change in deferred acquisition cost
    associated with change in value of
    embedded derivatives                        2,757        15,708
  Other operating expenses                     46,527        33,006
  Interest expense                             16,767         9,885
                                           ------------------------
     Total benefits and expenses            1,090,897       995,681
                                           ------------------------

   Income from continuing operations
     before income taxes                      108,200       100,535

     Provision for income taxes                37,620        33,271
                                           ------------------------

  Income from continuing operations            70,580        67,264

  Discontinued operations:
     Loss from discontinued accident
       and health operations, net
       of income taxes                         (1,510)         (707)
                                           ------------------------

  Net income                               $   69,070    $   66,557
                                           ========================

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     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
             Condensed Consolidated Statements of Income
            (Dollars in thousands, except per share data)


                                                 Three Months Ended
        (Unaudited)                                    March 31,
     ----------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----

     Earnings per share from continuing
      operations:
       Basic earnings per share                  $  1.15     $  1.08
       Diluted earnings per share                $  1.13     $  1.05

     Diluted earnings before Investment
       related gains/(losses), change
       in value of embedded derivatives, and
       related deferred acquisition costs        $  1.09     $  0.95

     Earnings per share from net income:
       Basic earnings per share                  $  1.13     $  1.06
       Diluted earnings per share                $  1.10     $  1.04

     Weighted average number of common
       and common equivalent shares
       outstanding (in thousands)                 62,617      63,854

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       REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Business Summary

                                                        At or For the
                                                     Three Months Ended
(Unaudited)                                               March 31,
----------------------------------------------------------------------------
                                                   2006             2005
                                                   ----             ----
Gross life reinsurance in force (in billions)
   North American business                     $   1,244.2      $   1,125.3
   International business                      $     528.1      $     366.6

Gross life reinsurance written (in billions)
   North American business                     $      57.2      $      42.7
   International business                      $      23.1      $      25.2

Consolidated cash and invested assets
 (in millions)                                 $  12,708.0      $  10,963.0
   Invested asset book yield - trailing
    three months excluding funds withheld             5.78%            5.75%

Investment portfolio mix
     Cash and short-term investments                  3.74%            1.48%
     Fixed maturity securities                       53.37%           55.94%
     Mortgage loans                                   5.27%            5.60%
     Policy loans                                     7.66%            8.73%
     Funds withheld at interest                      28.42%           26.27%
     Other invested assets                            1.54%            1.98%

Short-term debt (in millions)                  $     100.0      $      55.4
Long-term debt (in millions)                   $     699.7      $     349.7
Company-obligated mandatorily
 redeemable preferred securities
 of subsidiary (in millions)                   $     158.6      $     158.5
Book value per share outstanding               $     40.62      $     36.79
Book value per share outstanding, before
  impact of FAS 115*                           $     36.58      $     33.42

Total stockholders' equity (in millions)           2,484.9          2,303.5
Total stockholders' equity, before
  impact of FAS 115* (in millions)                 2,237.7          2,092.7

Treasury shares                                  1,948,936          513,918
Common stock outstanding                        61,179,337       62,614,355

* Book value per share outstanding and total stockholders' equity, before impact of FAS 115, are non-GAAP financial measures that management believes are important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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        REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
(Unaudited)               (Dollars in thousands)

                                Three Months Ended March 31, 2006

                                         Asset-     Financial      Total
Revenues:                  Traditional  Intensive  Reinsurance      U.S.
                           -----------  ---------  -----------    ------
Net premiums               $  611,837   $   1,474    $     --    $613,311
Investment income, net
 of related expenses           71,042      70,897          (3)    141,936
Investment related
 losses, net                   (1,229)     (3,333)         --      (4,562)
Change in value of
 embedded derivatives              --       4,552          --       4,552
Other revenues                   (320)      3,289       7,346      10,315
                           ----------------------------------------------
  Total revenues              681,330      76,879       7,343     765,552
Benefits and expenses:
Claims and other
 policy benefits              508,146        (869)          1     507,278
Interest credited              11,487      49,537          --      61,024
Policy acquisition costs
 and other insurance
 expenses                      82,172      16,395       2,334     100,901
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives           --       2,757          --       2,757
Other operating expenses       10,126       1,776       1,354      13,256
                           ----------------------------------------------
  Total benefits
   and expenses               611,931      69,596       3,689     685,216
  Income before
    income taxes           $   69,399   $   7,283    $  3,654    $ 80,336
                           ==========   =========    ========    ========

                               Three Months Ended March 31, 2005
                                         Asset-     Financial     Total
Revenues:                 Traditional  Intensive   Reinsurance     U.S.
                          -----------  ---------   -----------  --------
Net premiums               $ 566,794   $   1,224    $     --    $568,018
Investment income, net
 of related expenses          63,325      56,654          70     120,049
Investment related
 gains/(losses), net          (1,031)      3,516          (2)      2,483
Change in value of
 embedded derivatives             --      22,561          --      22,561
Other revenues                   566       1,047       6,638       8,251
                           ---------------------------------------------
  Total revenues             629,654      85,002       6,706     721,362
Benefits and expenses:
Claims and other
 policy benefits             483,262      (1,684)          2     481,580
Interest credited             14,007      40,251          --      54,258
Policy acquisition costs
 and other insurance
 expenses                     73,638      13,687       1,961      89,286
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives             --      15,708          --      15,708
Other operating expenses       9,259       1,338       1,437      12,034
                           ---------------------------------------------
  Total benefits
   and expenses              580,166      69,300       3,400     652,866
  Income before
    income taxes           $  49,488   $  15,702    $  3,306    $ 68,496
                           =========   =========    ========    ========

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     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          CANADIAN OPERATIONS
                        (Dollars in thousands)

                                                   Three Months Ended
(Unaudited)                                             March 31,
----------------------------------------------------------------------
                                                   2006        2005
                                                   ----        ----
Revenues:
  Net premiums                                   $ 94,402    $ 73,756
  Investment income, net of related expenses       25,305      22,537
  Investment related gains/(losses), net             (199)        635
  Other revenues                                       --          34
                                                 --------    --------
    Total revenues                                119,508      96,962

Benefits and expenses:
  Claims and other policy benefits                 89,079      68,645
  Interest credited                                   205         357
  Policy acquisition costs and other
    insurance expenses                             17,820       8,838
  Other operating expenses                          3,973       3,460
                                                 --------    --------
    Total benefits and expenses                   111,077      81,300

    Income before income taxes                   $  8,431    $ 15,662
                                                 ========    ========






                        Europe & South Africa
                       (Dollars in thousands)

                                                   Three Months Ended
(Unaudited)                                             March 31,
----------------------------------------------------------------------
                                                   2006        2005
                                                   ----        ----
Revenues:
  Net premiums                                   $145,151    $141,358
  Investment income, net of related expenses        3,392       2,528
  Investment related gains, net                        34          14
  Other revenues                                       91         101
                                                 --------    --------
    Total revenues                                148,668     144,001

Benefits and expenses:
  Claims and other policy benefits                105,646      96,332
  Interest credited                                   190         363
  Policy acquisition costs and other
    insurance expenses                             19,257      27,133
  Other operating expenses                          8,778       5,660
                                                 --------    --------
    Total benefits and expenses                   133,871     129,488

    Income before income taxes                   $ 14,797    $ 14,513
                                                 ========    ========


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    REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            Asia Pacific
                       (Dollars in thousands)

                                                   Three Months Ended
(Unaudited)                                             March 31,
----------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----

Revenues:
  Net premiums                                   $139,213   $118,208
  Investment income, net of related expenses        6,496      4,740
  Investment related gains/(losses), net               15        (47)
  Other revenues                                    1,910       (187)
                                                 --------   --------
    Total revenues                                147,634    122,714

Benefits and expenses:
  Claims and other policy benefits                110,356     90,660
  Policy acquisition costs and other
    insurance expenses                             22,005     24,470
  Other operating expenses                          8,659      4,674
                                                 --------   --------
    Total benefits and expenses                   141,020    119,804

    Income before income taxes                   $  6,614   $  2,910
                                                 ========   ========







                         CORPORATE AND OTHER
                       (Dollars in thousands)

                                                   Three Months Ended
(Unaudited)                                             March 31,
----------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----

Revenues:
  Net premiums                                   $    365   $    480
  Investment income, net of related expenses        9,812      7,199
  Investment related gains, net                     5,344        894
  Other revenues                                    2,214      2,604
                                                 --------   --------
    Total revenues                                 17,735     11,177

Benefits and expenses:
  Claims and other policy benefits                   (846)       836
  Interest credited                                   110         75
  Policy acquisition costs and other
    insurance expenses                             (8,179)    (5,751)
  Other operating expenses                         11,861      7,178
  Interest expense                                 16,767      9,885
                                                 --------   --------
    Total benefits and expenses                    19,713     12,223

    Income before income taxes                   $ (1,978)  $ (1,046)
                                                 ========   ========


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